Exhibit 21


                         Subsidiaries of the Registrant


Wholly-Owned Subsidiaries of CoActive Marketing Group, Inc. (Registrant):


                                                     State of Organization
                                                     ---------------------
         Inmark Services LLC                                Delaware

         U.S. Concepts LLC                                  Delaware

         Optimum Group LLC                                  Delaware

         Bars.com LLC                                       Delaware



49% Owned Subsidiary of the Registrant:


         Garcia Baldwin, Inc. (dba MarketVision)            Texas



Wholly-Owned Subsidiary of the Registrant's Wholly-Owned Subsidiary, Inmark
     Services LLC:


         Grupo Hacerlo LLC                                  New York



Wholly-Owned Subsidiary of the Registrant's Wholly-Owned Subsidiary, U.S.
     Concepts LLC:


         TrikMedia LLC                                      Delaware